BOSTON PRIVATE
WEALTH ▫ TRUST ▫ PRIVATE BANKING

# Boston Private Financial Holdings announces agreement to divest Anchor Capital Advisors

## Transaction Rationale and Summary

December 20, 2017

Clayton G. Deutsch
Chief Executive Officer

David J. Kaye
Chief Financial Officer

# Forward Looking Statements

*This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures typically adjust GAAP performance measures to exclude significant gains or losses that are unusual in nature. Because these items and their impact on the Company's performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company's core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.*

*Certain statements in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company's private banking, investment management, wealth advisory, and trust activities; changes in interest rates; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; the risk that goodwill and intangibles recorded in the Company's financial statements will become impaired; the risk that the Company's deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions, dispositions and restructurings; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.*

# Transaction Rationale

1 Simplification of BPFH business model

2 Heightened focus on Wealth Management, Trust, and Private Banking businesses

3 Creates capital flexibility

Transaction expected to generate $30 million to $35 million of Tier 1 Common Equity at closing

# Transaction Summary

| | |
|---|---|
| Acquirer | ▪ Members of management of Anchor Capital Advisors will become majority owners<br>▪ Lincoln Peak Capital Management will become a minority owner |
| Consideration | ▪ Total Consideration of approximately $47 million consisting of Upfront Consideration and Future Payments<br>▪ Subject to purchase price adjustments<br>▪ Upfront Consideration: $32 million of cash<br>▪ Future Payments: Revenue share with a $15 million Net Present Value ("NPV") recorded at close<br>    ▪ BPFH to receive 8% of Anchor's revenue (subject to adjustment) until NPV is reached |
| Closing | ▪ Client consents, receipt of debt financing, and customary closing conditions<br>▪ Closing anticipated during first quarter of 2018 |
| Financial Impact to BPFH | **During the fourth quarter of 2017:**<br>▪ BPFH to recognize non-cash pre-tax charge currently estimated to be $25 million<br>**At closing:**<br>▪ BPFH to recognize tax expense currently estimated to be $11 million to $16 million. Actual tax expense to be determined by the applicable law in effect at the time of closing<br>**Net impact at closing:**<br>▪ Tier 1 Common Equity increase of approximately $30 million to $35 million, depending on applicable tax law in effect at the time of closing |

# Anchor Contribution to BPFH Financials

($ in millions)

| | 4Q16 | 1Q17 | 2Q17 | 3Q17 | YTD '17 | LTM |
|---|---|---|---|---|---|---|
| **Total Revenue** | **$8.3** | **$8.1** | **$8.3** | **$8.4** | **$24.7** | **$33.0** |
| **Operating Expenses** | **$6.4** | **$6.3** | **$6.3** | **$6.4** | **$19.0** | **$25.4** |
| **Pre-tax Income** | **$1.9** | **$1.7** | **$2.0** | **$2.0** | **$5.7** | **$7.6** |
| Taxes | 0.6 | 0.6 | 0.7 | 0.7 | 1.9 | 2.6 |
| NCI | 0.3 | 0.3 | 0.4 | 0.3 | 1.0 | 1.3 |
| **Net Income** | **$0.9** | **$0.8** | **$0.9** | **$1.0** | **$2.8** | **$3.7** |
| | | | | | | |
| **Total AUM** ($ in millions) | $8,768 | $9,058 | $9,072 | $9,181 | | |

**Comments**

- Anchor Capital Advisors financial contributions historically included in Boston Private Financial Holding's "**Investment Management**" segment
- BPFH current ownership of Anchor Capital Advisors is 83.5%

Note
LTM includes 4Q16 through 3Q17
YTD'17 includes 1Q17 through 3Q17